UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2003

LA JOLLA PHARMACEUTICAL COMPANY (Exact Name of Registrant as Specified in Charter)

Delaware	0-24274	33-0361285

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive
San Diego, California 92121
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (858) 452-6600

Item 5. Other Events and Required FD Disclosure.
Item 7. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 99.1

Item 5. Other Events and Required FD Disclosure.

     On November 26, 2002, the Company filed, pursuant to Rule 415 under the Securities Act of 1933, as amended, a registration statement on Form S-3 (File No. 333-101499), including a prospectus, which, as amended, was declared effective on December 12, 2002. On August 7, 2003, the Company entered into an underwriting agreement, pursuant to which it agreed to sell 8,150,000 shares in an underwritten public offering. On August 8, 2003, the Company filed a Prospectus Supplement, dated August 7, 2003, with the Securities and Exchange Commission relating to the underwritten public offering of the shares.

     The Company anticipates that its existing cash, investments and interest earned thereon plus the proceeds that it expects to receive from the shares of common stock that it is offering pursuant to the Prospectus Supplement, dated August 7, 2003, will be sufficient to fund its operations as currently planned into the fourth quarter of 2004, assuming that it does not engage in any significant clinical trial or commercialization activities. However, the amounts expended by the Company may vary significantly, and it is possible that the Company’s cash requirements will exceed current projections and that it will therefore need additional financing sooner than currently expected.

Item 7. Exhibits.

     (c)  Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2003, by and between the Company and Pacific Growth Equities, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the shares

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated August 7, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2003

LA JOLLA PHARMACEUTICAL COMPANY

	By:	/s/ Steven B. Engle

Steven B. Engle Chairman and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 7, 2003, by and between the Company and Pacific Growth Equities, LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the shares

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated August 7, 2003